UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2010

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

956 Beachland Blvd., Suite 11 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on January 22, 2009, ARMOUR Residential REIT, Inc. (“the Company”) received a letter (the “Delisting Letter”) from the Staff (the “Staff”) of the NYSE Amex, LLC (the “NYSE Amex” or the “Exchange”) indicating that the NYSE Amex has determined to proceed with delisting the Company’s common stock and warrants from listing and registration on the Exchange. The Exchange subsequently sent a letter on February 25, 2009 replacing and restating the Delisting Letter, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Commencing February 1, 2010, the Company’s common stock and warrants will be traded on the over-the-counter bulletin board (the “OTCBB”) under the symbol AMRR, for its common stock, and AMRRW, for its warrants, upon delisting from the NYSE Amex. The Company notes that there can be no assurance that once quotations begin, they will continue for any length of time. A copy of the press release announcing the transfer of the Company’s listing to the OTCBB is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 1, 2010
99.2	Letter from NYSE Amex Staff, dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2010

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Vice Chairman

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 1, 2010
99.2	Letter from NYSE Amex Staff, dated January 25, 2010